                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

================================================================================

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            INFINIUM SOFTWARE, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

================================================================================

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 9, 2001
                            ------------------------

     The Annual Meeting of Stockholders of Infinium Software, Inc. (the "Company") will be held on Friday, February 9, 2001, at 9:30 a.m., Boston Time, at The Marriott Long Wharf, 296 State Street, Boston, Massachusetts 02109, to consider and act upon the following matters:

          1. To elect two (2) Class II directors to serve for a three-year term or until their successors are elected and qualified; and

          2. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Only stockholders of record at the close of business on January 5, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

     All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors

                                          ANNE MARIE MONK,
                                          Clerk

January 12, 2001

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                            INFINIUM SOFTWARE, INC.
                             25 COMMUNICATIONS WAY
                          HYANNIS, MASSACHUSETTS 02601
                            ------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON FEBRUARY 9, 2001
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Infinium Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on February 9, 2001, and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Clerk of the Company.

     The Board of Directors has fixed January 10, 2001 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on January 10, 2001, there were outstanding and entitled to vote 12,883,365 shares of Common Stock of the Company, $.01 par value per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

     THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2000 IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS NOTICE AND PROXY STATEMENT ON OR ABOUT JANUARY 12, 2001. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION OF JOHN J. WHYTE, CHIEF OPERATING OFFICER, 25 COMMUNICATIONS WAY, HYANNIS, MASSACHUSETTS 02601. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

     As used in this Proxy Statement, the terms "Infinium" and the "Company" refer to Infinium Software, Inc. and its wholly-owned and majority-owned subsidiaries, unless the context otherwise requires.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of November 30, 2000, the beneficial ownership of the Company's outstanding Common Stock of (i) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below and (iii) all current directors and executive officers as a group:

                                                                     AMOUNT AND
                                                                     NATURE OF             PERCENT
                  NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP (1)   OF CLASS (2)
                  ------------------------                    ------------------------   ------------
5% STOCKHOLDERS
Robert A. Pemberton.........................................         1,941,047(3)          15.0%
  c/o Infinium Software, Inc.
  25 Communications Way
  Hyannis, MA 02601
DIRECTORS AND EXECUTIVE OFFICERS
Keith Phillips..............................................            66,082(4)              *
Anne Marie Monk.............................................           157,405(5)           1.2%
Terence Joint...............................................            97,811(6)              *
Dennis Kinion...............................................            13,357(7)              *
Maria G. Burud (8)..........................................                 0                 *
Manuel Correia..............................................            75,522(9)              *
Michael A. Cusumano.........................................                 0                 *
Fred L. Luconi..............................................            15,000(10)             *
Roland D. Pampel............................................            35,000(11)             *
Robert P. Schechter.........................................            35,000(12)             *
All executive officers and directors as a group (12
  persons)..................................................         2,499,557(13)         18.6%

---------------
  * Less than 1% of outstanding stock of the respective class, or less than 1% of aggregate voting power, as the case may be.

 (1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of November 30, 2000 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) Applicable percentage of ownership as of November 30, 2000 is based upon 12,883,365 shares of Common Stock outstanding on such date. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of November 30, 2000 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

 (3) Includes 34,284 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000. Includes 175,000 shares held by the Pemberton Family Foundation, Inc., a not-for-profit organization as to which Mr. Pemberton disclaims beneficial ownership, is exempt from tax under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and the directors and officers of which are Mr. Pemberton and his spouse, Patricia

     Pemberton. Also includes 1,731,763 shares held by The Robert A. Pemberton Family Trust, dated December 30, 1988, of which Mr. Pemberton is a trustee.

 (4) Includes 66,082 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000.

 (5) Includes 157,305 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000.

 (6) Includes 92,806 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000. Includes 5,005 shares held jointly by Mr. Joint with his spouse, Nelly Alise Joint.

 (7) Includes 3,357 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000. Includes 10,000 shares held jointly by Mr. Kinion with his spouse, Jan Kinion.

 (8) Ms. Burud ceased to serve as an executive officer of the Company as of September 9, 2000. As of November 30, 2000, Ms. Burud owned 102,542 shares of Common Stock issuable pursuant to outstanding stock options exercisable as of that date; her options to acquire those shares expired in December 2000.

 (9) Includes 62,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000. Includes 6,000 shares held jointly by Mr. Correia with his spouse, Rose Marie Correia, and 7,522 shares held jointly by Mr. Correia with his brother, David Correia.

(10) Includes 5,000 shares held jointly by Mr. Luconi with his spouse, Suzanne Luconi.

(11) Includes 34,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000. Includes 1,000 shares held jointly by Mr. Pampel with his spouse, Carol Pampel.

(12) Includes 34,000 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of November 30, 2000. Includes 1,000 shares held jointly by Mr. Schechter with his spouse, Susan Schechter.

(13) Includes 542,167 shares of Common Stock issuable to all executive officers and directors pursuant to outstanding stock options exercisable within 60 days of November 30, 2000.

                                 VOTES REQUIRED

     The affirmative vote of the holders of a plurality of the aggregate voting power represented by the shares of Common Stock present or represented at the meeting is required for the election of directors, and the affirmative vote of the holders of a majority of the aggregate voting power represented by the shares of Common Stock present or represented at the meeting is required for any other matters which may be submitted to the stockholders at the meeting.

     The holders of a majority of the shares of Common Stock, issued and outstanding and entitled to vote at the meeting, shall constitute a quorum for transacting business at the meeting. Shares of Common Stock present in person or represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the meeting, regardless of how or whether such shares are voted on any specific proposal. With respect to the required vote on any particular matter, abstentions and votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of such shares (so called "broker non-votes") will be treated as shares present and represented.

                             ELECTION OF DIRECTORS

     The person named in the enclosed proxy will vote to elect as directors the two nominees named below, unless authority to vote for the election of either director is withheld by marking the proxy to that effect. The proxy may not be voted for more than two directors.

     The Board of Directors is currently fixed at six members. The Board of Directors is divided into three classes, each of which consists of two directors. Each director generally serves for a three-year term. The term of the Class II directors will expire at this Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal. Manuel Correia and Fred L. Luconi are the Class I directors; Robert A. Pemberton and Robert P. Schechter are the Class II directors; and Roland D. Pampel and Michael A. Cusumano are the Class III directors.

     The Board of Directors has nominated and recommended that Robert A. Pemberton and Robert P. Schechter, who are currently members of the Board of Directors, each be elected as a Class II director, to hold office until the Annual Meeting of Stockholders to be held in 2004 or until his successor has been duly elected and qualified or until his earlier resignation or removal.

     The following table sets forth the name of each nominee for director and each current director, the positions and offices with the Company held by the nominee or director, the age of the nominee or director, the year in which each nominee or director became a director of the Company, the business experience during the past five years of the nominee or director, the calendar year in which the term of each nominee or director will expire and the class of each nominee or director:

                                                                                     CALENDAR
NAME, BUSINESS EXPERIENCE AND YEAR IN WHICH               POSITION(S) WITH           YEAR TERM    CLASS OF
NOMINEE OR DIRECTOR FIRST BECAME A DIRECTOR  AGE             THE COMPANY            WILL EXPIRE   DIRECTOR
-------------------------------------------  ---          ----------------          -----------   --------
NOMINEES FOR A THREE-YEAR TERM:
Robert A. Pemberton........................  59    Director, Chairman of               2001          II
  Mr. Pemberton founded the Company and has        the Board, Chief Executive
  served as Chairman of the Board and a            Officer and President
  director since 1981. He served as Chief
  Executive Officer from 1981 to December
  1996, and from July 1999 to the present.
  He served as President from 1981 to 1990,
  from 1993 to February 1996 and from July
  1999 to the present.
Robert P. Schechter........................  52    Director                            2001          II
  Mr. Schechter has been the President,
  Chief Executive Officer and a director of
  Natural MicroSystems Corporation, a
  telecommunications enabling technology
  company, since April 1995 and Chairman
  since March 1996. Mr. Schechter has
  served as a director of Moldflow
  Corporation since January 2000. Mr.
  Schechter has been a director of the
  Company since July 1995.
CONTINUING DIRECTORS:
Manuel Correia.............................  66    Director                            2003           I
  Mr. Correia has been the Chief Operating
  Officer of CoWare, Inc., a provider of
  system-level design software solutions,
  since May 1997. From 1988 to 1997, Mr.
  Correia held various management
  positions, including Vice President of
  Technical Operations, for Cadence Design
  Systems, Inc., an electronic design
  automation firm. Mr. Correia is also a
  director of C-ATS Software, Inc. Mr.
  Correia has been a director of the
  Company since 1993.

                                                                                     CALENDAR
NAME, BUSINESS EXPERIENCE AND YEAR IN WHICH               POSITION(S) WITH           YEAR TERM    CLASS OF
NOMINEE OR DIRECTOR FIRST BECAME A DIRECTOR  AGE             THE COMPANY            WILL EXPIRE   DIRECTOR
-------------------------------------------  ---          ----------------          -----------   --------
Michael A. Cusumano........................  46    Director                            2002         III
  Mr. Cusumano was appointed as a director
  of the Company on February 1, 2000. Mr.
  Cusumano has been a professor at the
  Massachusetts Institute of Technology
  Sloan School of Management since July
  1986.
Fred L. Luconi.............................  58    Director                            2003           I
  Mr. Luconi was appointed as a director of
  the Company on February 1, 2000. Mr.
  Luconi served as director of Microcom,
  Inc., a provider of central site and
  remote access solutions, from 1992 until
  1997, when Microcom was acquired by
  Compaq Computer Corporation, and as
  Vice-Chairman of Microcom from 1994 until
  1997. Mr. Luconi has been a visiting
  faculty member at the Massachusetts
  Institute of Technology and a private
  investor since 1992.
Roland D. Pampel...........................  66    Director                            2002         III
  Mr. Pampel was the President and Chief
  Operating Officer of Microcom, Inc. from
  March 1994 until his retirement in
  January 1997 and a director of Microcom
  from March 1994 until May 1997, when
  Microcom was acquired. Mr. Pampel is also
  a director of Peritus Software Services,
  Inc. Mr. Pampel has been a director of
  the Company since 1995.

     The Company has an Audit Committee, currently comprised of Messrs. Schechter, Pampel and Luconi. The Audit Committee consists entirely of non-employee directors that are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee, which held six meetings during the year ended September 30, 2000, makes recommendations to the Board of Directors relative to the appointment of independent auditors, reviews the Company's financial statements and the scope and results of the independent audit, reviews and approves the Company's internal accounting controls and monitors the independence of the auditors.

     The Company has a Compensation Committee, comprised of Messrs. Correia, Cusumano and Pampel, which held eight meetings during the year ended September 30, 2000. The Compensation Committee annually reviews and approves the compensation of the Company's senior executives and administers the Company's 1989 Stock Option Plan, 1995 Stock Plan (the "1995 Plan"), 1995 Employee Stock Purchase Plan and 1995 Non-Employee Director Stock Option Plan (the "Director Plan").

     The Company does not have a Nominating Committee of the Board of Directors.

     During the year ended September 30, 2000, the Board of Directors of the Company held eleven meetings.

EXECUTIVE OFFICERS

     The following table sets forth the current executive officers of the Company, their ages and their positions and offices with the Company.

                   NAME                     AGE                    POSITION
                   ----                     ---                    --------
Robert A. Pemberton.......................  59    Director, Chairman of the Board, Chief
                                                  Executive Officer and President
John J. Whyte.............................  60    Executive Vice President, Chief Operating
                                                  Officer
Anne Marie Monk...........................  42    Executive Vice President, Administration;
                                                  General Counsel; Secretary and Clerk
Keith Phillips............................  42    Executive Vice President, Sales
Terry Joint...............................  56    Executive Vice President, Market
                                                  Development
Dennis Kinion.............................  53    Executive Vice President and General
                                                  Manager, Advantage

     Each executive officer serves until his or her successor is chosen or appointed by the Board of Directors and qualified or until earlier resignation, death or removal.

     John J. Whyte joined the Company in August 2000 as Executive Vice President and Chief Operating Officer. Mr. Whyte is responsible for all operational functions of the Company. Mr. Whyte has served as a director of Commonwealth Telephone Enterprises, a telecommunications service provider, since 1997. Mr. Whyte served as President and Chief Consultant for Whyte Worldwide PCE, providing in-house professional corporate executive services for client companies, including the following: Chief Operating Officer of Risk Management, a systems software company, from 1998 to 2000; Executive Vice President, Planning and Control, and Chief Operating Officer of Safety 1st, Inc., a child care products company, from 1995 until 1997; and Chief Operating Officer and Chief Financial Officer of Champion Athletic Footwear, from 1993 until 1995.

     Anne Marie Monk joined the Company in October 1991 as General Counsel and served as General Counsel and Vice President from February 1993 until October 2000 and General Counsel and Executive Vice President since October 2000. Ms. Monk's responsibilities include oversight of the Company's administration area, comprised primarily of legal, human resources, facilities and information systems functions.

     Keith Phillips joined the Company in 1992 and served as Vice President in various sales and business unit positions from 1997 to September 2000. He is currently Executive Vice President, Sales, for Infinium, responsible for all of the Company's worldwide sales activities, exclusive of sales for the Advantage business unit.

     Terry Joint was appointed Executive Vice President, Market Development for Infinium in October 2000, responsible for worldwide marketing and product development, exclusive of product development for the Advantage business unit. Mr. Joint joined the Company as Managing Director Europe, Middle East and Africa in 1997 and, from June 1999 until September 2000, served as a Vice President of Infinium, with responsibility over the years for various international and business unit groups within the Company. From 1994 until October 1997, Mr. Joint served in various management positions at Informix Limited, a database management systems company, including General Manager for its operations in Netherlands, Belgium, Sweden, Norway, Denmark and Finland

     Dennis Kinion joined the Company in September 1999 as General Manager of the Advantage business unit. He became a Vice President of the Company in August 2000 and an Executive Vice President in October 2000. He continues to be responsible for the Advantage business unit. Prior to joining Infinium, Mr. Kinion worked as Vice President of Worldwide Sales in the following companies, all of which designed and developed electronic design automation tools: Minc, Inc. from 1997 to 1998; the Synario Design Auto Division of Data I/O from 1996 to 1997; and Chronology Corporation from 1993 until 1995.

DIRECTORS' COMPENSATION

     Each non-employee director of the Company receives $15,000 annually (paid at the rate of $3,750 per quarter) for serving as a director and an additional $1,000 for each Board and committee meeting attended. Mr. Correia receives $1,000 for travel time associated with his attendance at Board meetings in Massachusetts. The non- employee directors of the Company are Messrs. Correia, Cusumano, Luconi, Pampel and Schechter. The Company also reimburses non-employee directors for expenses incurred in attending Board meetings. No additional compensation is paid to directors for attending Board or committee meetings.

     Under the Company's Director Plan, at each annual meeting, each non-employee director of the Company will receive an option to purchase 4,000 shares of Common Stock, which will be exercisable over a four-year period at the rate of 25% per year. In addition, any person shall, upon first becoming a non-employee director, receive an option to purchase 28,000 shares, which will also be exercisable over a four-year period at the rate of 25% per year. The exercise price per share for all options granted under the Director Plan will be equal to the market price of the Common Stock on the date of grant. During fiscal 2000, each of the non-employee directors was granted an option to purchase 4,000 shares of Common Stock at $5.75 per share, the fair market value on the date of grant. Additionally, Messrs. Cusumano and Luconi received options to purchase 28,000 shares of Common Stock at $5.63 per share upon first becoming directors.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer, one individual who would have been considered among the Company's four most highly compensated individuals but for the fact that she was no longer employed by the Company at the end of the fiscal year, and each of the four other most highly compensated executive officers of the Company, for the three years ended September 30, 2000 (such executive officers are sometimes collectively referred to herein as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                           COMPENSATION(3)
                                                                           ---------------
                                                                               AWARDS
                                                           ANNUAL          ---------------
                                                       COMPENSATION(2)       SECURITIES
            NAME AND PRINCIPAL              FISCAL   -------------------     UNDERLYING       ALL OTHER
               POSITION(1)                   YEAR     SALARY     BONUS       OPTIONS(#)      COMPENSATION
------------------------------------------  ------   --------   --------   ---------------   ------------
Robert A. Pemberton.......................   2000    $300,000   $ 86,563       30,000          $12,607(4)
  Chairman and Chief                         1999     160,000     11,878           --            8,729(5)
  Executive Officer                          1998     175,000     61,112       30,000           77,099(6)

Keith Phillips............................   2000     206,250    193,954       85,000            3,641(4)
  Vice President, Sales                      1999          --         --           --               --
                                             1998          --         --           --               --

Anne Marie Monk...........................   2000     185,000    150,426       25,000            3,388(4)
  Group Vice President,                      1999     140,000     14,254       15,000            2,533(5)
  Administration                             1998     140,000     39,083       10,000            3,110(6)

Terence Joint.............................   2000     197,754    128,660       75,000           17,943(4)
  Group Vice President, Market               1999     159,683     95,877           --           10,836(5)
  Development                                1998          --         --           --               --

Dennis Kinion.............................   2000     120,000     73,020           --            2,913(4)
  General Manager of Advantage               1999          --         --           --               --
                                             1998          --         --           --               --

                                                                              LONG TERM
                                                                           COMPENSATION(3)
                                                                           ---------------
                                                                               AWARDS
                                                           ANNUAL          ---------------
                                                       COMPENSATION(2)       SECURITIES
            NAME AND PRINCIPAL              FISCAL   -------------------     UNDERLYING       ALL OTHER
               POSITION(1)                   YEAR     SALARY     BONUS       OPTIONS(#)      COMPENSATION
------------------------------------------  ------   --------   --------   ---------------   ------------
Maria G. Burud............................   2000     249,600     41,251       35,000            3,295(4)
  Group Vice President, North                1999     171,974     82,756           --            3,145(5)
  American Field Operations(7)               1998          --         --           --               --

---------------
(1) Principal positions shown are those held as of September 30, 2000, which is the end of fiscal year 2000, or as of the date such person ceased to be an executive officer of the Company.

(2) Other compensation in the form of perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each Named Executive Officer for each year.

(3) Represents stock options granted during fiscal 1998, 1999 and 2000 under the Company's 1995 Plan. The Company did not make any restricted stock awards, grant any stock appreciation rights ("SARs") or make any long-term incentive plan payouts during fiscal 1998, 1999 or 2000.

(4) Represents (a) disability insurance premiums of $950 paid on policies maintained by the Company for the benefit of Mr. Pemberton's family members (the "Pemberton Family Trusts") and $4,030 paid on policies maintained by the Company for the benefit of Mr. Joint; (b) Company matching contributions under the 401(k) Plan or U.K. retirement plan, as the case may be, of $5,231 for Mr. Pemberton, $3,641 for Mr. Phillips, $3,388 for Ms. Monk, $12,440 for Mr. Joint, $2,913 for Mr. Kinion and $3,295 for Ms. Burud; and (c) life insurance premiums paid on universal life policies maintained by the Company of $7,376 for Mr. Pemberton and $1,472 for Mr. Joint.

(5) Represents (a) disability insurance premiums of $950 paid on policies maintained by the Company for the benefit of the Pemberton Family Trusts;
    (b) Company contributions under the 401(k) Plan or other U.K. retirement plan, as the case may be, of $3,902 for Mr. Pemberton, $10,836 for Mr. Joint, $2,533 for Ms. Monk and $3,146 for Ms. Burud; and (c) life insurance premiums paid on a universal life policy maintained by the Company of $3,877 for Mr. Pemberton.

(6) Represents (a) disability insurance premiums of $950 paid on policies maintained by the Company for the benefit of the Pemberton Family Trusts;
    (b) Company matching contributions under the 401(k) Plan of $4,821 for Mr. Pemberton and $3,109 for Ms. Monk; (c) life insurance premiums paid on a universal life policy maintained by the Company of $3,877 for Mr. Pemberton; and (d) the dollar value of the benefit to Mr. Pemberton of split-dollar life insurance premiums paid by the Company on policies providing total coverage of $10,000,000 owned by the Pemberton Family Trusts, determined to be $67,490 on an actuarial basis. The premium payments made by the Company under the split-dollar life insurance policies are advances for the benefit of the Pemberton Family Trusts which are secured by assignments of the related insurance policies. The premium advances made by the Company under the split-dollar plans will be repaid (without interest) out of the death benefits payable under the policies.

(7) Ms. Burud ceased to serve as an executive officer of the Company as of September 9, 2000.

  OPTION GRANTS DURING 2000

     The following table sets forth the number of shares of the Company's Common Stock underlying options granted, the exercise price per share and the expiration date of all options granted to each of the Named Executive Officers during 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ---------------------------------------------------------     POTENTIAL REALIZABLE
                            NUMBER OF      PERCENT OF                                 VALUE AT ASSUMED ANNUAL
                           SECURITIES     TOTAL OPTIONS                                 RATES OF STOCK PRICE
                           UNDERLYING      GRANTED TO                                 APPRECIATION FOR OPTION
                             OPTION       EMPLOYEES IN    EXERCISE OR                        TERM($)(4)
                             GRANTED       FISCAL YEAR     BASE PRICE    EXPIRATION   ------------------------
          NAME               (#)(1)          (%)(2)       PER SHARE(3)      DATE          5%           10%
          ----            -------------   -------------   ------------   ----------   -----------   ----------
Robert A. Pemberton.....     30,000           2.23           $4.156      10/29/2009    $ 78,411      $198,708

Keith Phillips..........     10,000           6.40            4.156      10/29/2009      26,137        66,236
                             75,000                           5.156       3/31/2010     243,194       616,300

Anne Marie Monk.........     25,000           1.89            4.156      10/29/2009      65,342       165,590
Terence Joint...........     25,000           5.66            4.156      10/29/2009      65,342       165,590
                             50,000                           5.156       3/31/2010     162,129       410,867

Dennis Kinion...........         --             --               --              --           0             0

Maria G. Burud(5).......     35,000           2.64            4.156       12/9/2000(6)         0            0

---------------
(1) The per-share exercise price of all options is the market price of the Common Stock on the date of grant, and the term of each option is ten years, subject to earlier termination upon termination of employment. The exercisability of all such options for Mr. Pemberton and Ms. Monk accelerates upon termination of the optionee's employment for any reason other than cause if the optionee executes a one-year non-competition agreement with the Company, and in the event of a change in control. The exercisability of all such options for Messrs. Joint and Kinion and Ms. Burud accelerates in the event of a change in control.

(2) Based on an aggregate of 1,324,000 shares subject to options granted to employees of the Company in fiscal 2000.

(3) The exercise or base price per share of each option was equal to the fair market value of the Common Stock on the date of grant, as determined by the Compensation Committee of the Board of Directors.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option vesting period and the date on which the options are exercised.

(5) Ms. Burud ceased to serve as an executive officer of the Company as of September 9, 2000.

(6) Ms. Burud's options expired in December 2000.

  OPTION EXERCISES DURING 2000 AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to options to purchase the Company's Common Stock granted to the Named Executive Officers, including (i) the number of shares of Common Stock purchased upon exercise of options during the fiscal year ended September 30, 2000; (ii) the net value realized upon such exercise; (iii) the number of unexercised options outstanding at September 30, 2000; and (iv) the value of such unexercised options at September 30, 2000:

                          AGGREGATED OPTION EXERCISES
                    IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                OPTION VALUES(1)

                                                                                          VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED          IN-THE MONEY OPTIONS
                              SHARES                     OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(3)
                            ACQUIRED ON      VALUE      ----------------------------    -------------------------
           NAME             EXERCISE(#)   REALIZED(2)   EXERCISABLE/UNEXERCISABLE(#)    EXERCISABLE/UNEXERCISABLE
           ----             -----------   -----------   ----------------------------    -------------------------
Robert A. Pemberton.......        --        $    --            22,285/37,715                      $0/$0
Keith Phillips............        --             --            48,254/101,871                      0/0
Anne Marie Monk...........        --             --            139,615/43,698                      0/0
Terence Joint.............        --             --            61,855/88,145                       0/0
Dennis Kinion.............        --             --             2,500/7,500                        0/0
Maria G. Burud(4).........        --             --            102,542/89,258                      0/0

---------------
(1) The Company has not granted SARs.

(2) Amounts disclosed in this column are calculated based on the difference between the fair market value of the Company's Common Stock on the date of exercise and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options and the amount of cash received by such individuals is dependent on the price of the Company's Common Stock at the time of such sale.

(3) Value is based on the difference between the option exercise price and the fair market value at September 30, 2000, the fiscal year end ($2.688 per share closing price as quoted on the Nasdaq National Market), multiplied by the number of shares underlying the option.

(4) Ms. Burud ceased to serve as an executive officer of the Company as of September 9, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is not aware of any executive officer, director or principal stockholder who failed to comply with filing requirements under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") during the fiscal year ended September 30, 2000, except as follows: Mr. Phillips and Mr. Whyte each filed his respective Form 3 (Initial Statement of Beneficial Ownership of Securities) after the deadline required by the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Correia, Pampel and Cusumano. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Company served as a member of the compensation committee of another entity (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served as a director of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of three non-employee directors: Messrs. Correia, Pampel and Cusumano. From time to time, the Company's Chief Executive Officer (Mr. Pemberton), the Company's Chief Operating Officer (Mr. Whyte) and the Company's General Counsel (Ms. Monk) may attend meetings of the Compensation Committee.

     Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for establishing, amending, terminating and making grants under the Company's stock and stock option plans and reviewing and approving cash and non-cash compensation matters concerning the executive officers of the Company. The Compensation Committee's objective is to establish compensation programs designed to (a) attract, retain and reward executives who will lead the Company in achieving its business goals and (b) align the financial interests of the Company's executives with those of its long-term investors.

     Overview

     Compensation under the executive compensation program is comprised of cash compensation in the form of salary, quarterly and annual incentive bonuses, and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical, disability and life insurance plans, financial planning assistance, the 1995 Employee Stock Purchase Plan, a 401(k)-qualified savings and profit-sharing plan and retirement plans for non-U.S. employees. All of these plans, other than the financial planning assistance, are generally available to all employees of the Company, depending on the country in which they work.

     Annually, the Company reviews proxy information from comparable companies and data from a number of surveys, including nationally recognized surveys, to determine the compensation of its executives. The Compensation Committee believes that each executive's total annual target compensation (that is, annual base salary plus incentive compensation) is set within the range of compensation for executives in comparable companies.

     Base Salary

     Base salary levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of base salaries that the Compensation Committee believes are paid similar executive officers at comparable companies selected on the basis of similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Compensation Committee generally takes into account the Company's past financial performance and future expectations, as well as the performance of the executives.

     Base salary levels for fiscal year 2000 for each of the Company's executive officers, including the Chief Executive Officer, were determined based on the data described above. Fiscal year 2000 base salary levels for each of the executive officers generally were at or near the average salary levels for the comparable positions at comparable companies.

     Incentive Compensation

     Each of the executive officers were eligible to receive cash bonuses at the end of each of the first three fiscal quarters and at the end of the fiscal year based upon the Company's performance. Generally, actual quarterly and annual bonuses earned are based upon the Company's performance in comparison to the quarterly and annual financial targets, respectively. The Compensation Committee believes that, although the ratio of bonus to base salary varies significantly, the annual bonus amounts for fiscal year 2000 for each of the Company's executive officers, including the Chief Executive Officer, were generally set within the range of incentive compensation levels for comparable executives at comparable companies.

     The Company assigned each executive officer a target bonus amount, which amounts range from $25,000 to $250,000 ($150,000 for Mr. Pemberton). The Company then determined fiscal year 2000 bonuses by analyzing achievement of revenue targets, operating income targets and strategic initiatives, and awarded each executive officer a percentage of his or her target bonus amount. Because the Company did not meet all of these performance goals, the bonuses received by five of the seven executive officers was less than his or her target annual bonus amount. The bonuses received by two of the seven executive officers was greater than his or her target annual bonus amount because of the achievement of certain strategic initiatives. The percentage of target bonus earned by the executive officers also varied because the performance goals varied among the executive officers, because some executive officers left the Company prior to the end of the fiscal year and because some incentive compensation changed during the year. The percentage of target bonus earned by the executive officers ranged from a low of 58% of target bonus to a high of 160% of target bonus (58% for Mr. Pemberton). For purposes of these percentages, the target annual bonus amount used was the target amount in effect for each executive officer as of the end of fiscal year 2000.

     In addition, if the Company's performance was substantially greater or less than its performance targets in any quarter or for the year, actual quarterly and annual bonuses paid to four executives would have been greater or less than the target quarterly and annual bonus by an accelerated or decelerated factor, as the case may be. With respect to Messrs. Pemberton and Joint and Ms. Burud and Monk, in the event that the Company achieved or exceeded each of the performance targets on which quarterly and annual bonuses were based, each would have been entitled to receive an additional bonus of 50% of his or her respective target bonus amount. None of Messrs. Pemberton and Joint nor Ms. Burud and Monk received this additional bonus.

     In general, for Messrs. Pemberton and Joint and for Ms. Burud and Ms. Monk, 50% of their annual bonus amounts are based upon quarterly performance and 50% are based upon annual performance. For Messrs. Phillips and Kinion, respectively, their bonuses are generally based upon the Company's or the Advantage business unit quarterly performance only.

     In addition to the foregoing, Ms. Monk was eligible to receive a special bonus based on the payment of consideration to the Company in connection with an intellectual property claim it brought against a third party. Ms. Monk earned $91,050 of that bonus. Also, Mr. Kinion was eligible to receive a special bonus in connection with a potential capital transaction for the Company. Mr. Kinion earned $40,000 of that bonus.

     Quarterly, annual and special bonuses totaling $713,874 were awarded to the Company's executive officers, of which Mr. Pemberton received $86,563 and Messrs. Phillips, Joint, Kinion and Whyte, and Ms. Burud and Monk, collectively, received $627,311.

     Stock Options

     Stock options are the principal vehicle used by the Company for the payment of long-term compensation, to provide a stock-based incentive to improve the Company's financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. The Company's stock option plans are administered by the Compensation Committee. As of the end of fiscal 2000, the Compensation Committee has not granted stock options at less than fair market value.

     Generally, stock options are granted to eligible employees from time to time based primarily upon the individual's actual and/or potential contributions to the Company and the Company's financial performance. Stock options are designed to align the interests of the Company's executive officers with those of its stockholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the stockholders' return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company grants new options to the executives, including the Chief Executive Officer, on an ongoing basis to provide continuing incentives to the executives for future performance and to incentivize them to remain with the Company.

     During the fiscal year ended September 30, 2000, options to purchase an aggregate of 250,000 shares of Common Stock were awarded to the Company's executive officers. Of these options, 30,000 were granted to Mr. Pemberton.

     Other Benefits

     The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit-sharing plan, which permits employees to invest in a wide variety of funds on a pre-tax basis. The Company also maintains medical, disability and life insurance plans and other benefit plans for its employees. The Company also provides financial planning assistance for executive officers of the Company.

     Tax Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the tax deduction for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and the related regulations. It is the Compensation Committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation shall be deductible for federal income tax purposes.

     The CEO'S Compensation

     Consistent with the executive compensation policies described above of providing salaries and target incentive compensation based on survey and proxy data for comparable positions in comparable companies, the Compensation Committee determined the base salary and target incentive compensation for Mr. Pemberton, the Company's Chief Executive Officer.

     The incentive compensation that Mr. Pemberton received for fiscal 2000 was 58% of the target incentive compensation set for him because the Company did not meet all of the performance and strategic goals set for it by the executive officers and the Board of Directors for the fiscal year. For the fiscal year, Mr. Pemberton received $300,000 in base salary and was awarded bonuses totaling $86,563 based upon corporate performance. Mr. Pemberton's bonus compensation for fiscal 2000 was approximately 29% of his base salary. Mr. Pemberton, who beneficially owned, as of September 30, 2000, 1,941,047 shares of Common Stock in the Company, of which 34,284 comprised shares issuable upon the exercise of options exercisable within 60 days of November 30, 2000, 175,000 comprised shares held by the Pemberton Family Foundation, Inc. and 1,731,763 comprised shares held by The Robert A. Pemberton Family Trust, was granted options to purchase 30,000 shares of Common Stock in fiscal 2000.

                                          RESPECTFULLY SUBMITTED BY THE
                                          COMPENSATION COMMITTEE

                                          Manuel Correia
                                          Michael A. Cusumano
                                          Roland D. Pampel

STOCK PERFORMANCE CHART

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on November 17, 1995 through September 30, 2000, with the cumulative total return for The Nasdaq Stock Market (U.S. companies) and the Chase H&Q Computer Software Index (the "Chase H&Q Computer Index"). The comparison assumes $100 was invested on November 17, 1995 in the Company's Common Stock at the $11.00 initial offering price and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN*
                         AMONG INFINIUM SOFTWARE, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE CHASE H&Q COMPUTER SOFTWARE INDEX
GRAPH

                                                                               NASDAQ STOCK MARKET          HAMBRECHT & QUIST
                                                 INFINIUM SOFTWARE, INC.             (U.S.)                 COMPUTER SOFTWARE
                                                 -----------------------       -------------------          -----------------
11/17/95                                                 100.00                      100.00                      100.00
9/96                                                      91.00                      118.00                      117.00
9/97                                                     138.00                      162.00                      152.00
9/98                                                      87.00                      165.00                      158.00
9/99                                                      47.00                      268.00                      233.00
9/00                                                      25.00                      358.00                      453.00

       * $100 INVESTED ON 11/17/95 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

AUDIT COMMITTEE REPORT

     The Audit Committee reviewed and discussed the Company's audited Consolidated Financial Statements for the fiscal years ended September 30, 1998, 1999 and 2000 with the Company's management. The Audit Committee also discussed with PricewaterhouseCoopers LLP, the Company's independent accountants, the matters required to be discussed by SAS 61.

     The Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with the independent accountants the independent accountants' independence.

     Based on its review and the discussions noted above, the Audit Committee recommended to the Board of

Directors that the Company's Consolidated Financial Statements for the fiscal years ended September 30, 1998, 1999 and 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                          RESPECTFULLY SUBMITTED BY THE
                                          AUDIT COMMITTEE

                                          Robert P. Schechter
                                          Roland D. Pampel
                                          Fred L. Luconi

CERTAIN RELATED PARTY TRANSACTIONS

     The Company has adopted a policy whereby all transactions between the Company and its officers, directors and affiliates will be on terms no less favorable to the Company than could be obtained from unrelated third parties and will be approved by a majority of the disinterested members of the Company's Board of Directors.

     One member of Mr. Pemberton's family is employed by the Company in a managerial, non-executive position. The Company believes that the compensation paid by the Company to this family member is on terms no less favorable to the Company than could be obtained from unrelated third parties.

     During fiscal 2000, the Company entered into a consulting agreement with Wianno Ventures, a business controlled by a member of Mr. Pemberton's family. The Company incurred $122,000 in fees for services rendered, $69,000 of which was paid, during fiscal 2000. The Company believes the services rendered and fees incurred are based on terms and conditions no less favorable to the Company than could be obtained from unrelated third parties.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP ("PwC"), independent certified public accountants, served as the Company's auditors for the fiscal year ended September 30, 2000. The Board of Directors has not selected and will not recommend a firm to serve as the Company's auditors for the current year, as the Board of Directors intends to consider different firms to serve in that capacity. The ratification of the Board's selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated. PwC has served as the Company's accountants since 1994. It is expected that a member of PwC will be present at the meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal office in Hyannis, Massachusetts not later than September 14, 2001 for inclusion in the proxy statement for that meeting. Proposals of stockholders submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy) will be considered untimely if received after November 17, 2001.

                                          By order of the Board of Directors,

                                          Anne Marie Monk, Clerk

                                          January 12, 2001

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE APPRECIATE YOUR COOPERATION.

                                                                      APPENDIX A

                            INFINIUM SOFTWARE, INC.
                            AUDIT COMMITTEE CHARTER

MISSION STATEMENT

     The audit committee will assist the board of directors in fulfilling its oversight responsibilities. The audit committee will review the financial reporting process, the system of internal control, the audit process, and the company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the committee will maintain effective working relationships with the board of directors, management, and the internal and external auditors. To effectively perform his or her role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as the company's business, operations, and risks.

ORGANIZATION

     The board of directors or a nominating committee will be responsible for appointing the audit committee members.

     - The committee will be comprised of at least three directors.

     - Membership Qualifications: Each member should make a unique and valuable contribution to the committee. A diverse outlook among members is also desirable, since a uniform point of view could lead to overemphasis in one direction. Qualifications that each committee member should possess include the following:

       - Independence;

       - Integrity;

       - Recognition of audit committee's significant role;

       - Dedication of time and energy;

       - Understanding of the business, its products, and its services;

       - Knowledge of the company's risks and controls, and the ability to offer insights;

       - Inquisitiveness and independent judgement (asking the right questions and interpreting the answers); and

       - Ability to offer new and different perspectives and constructive suggestions.

     - The board of directors should ensure periodically that the mix of characteristics, experiences, and skills of committee members provides an appropriate balance necessary for the committee's successful performance.

     - Meeting frequency to be at least once per quarter corresponding with major phases of the financial reporting cycle. In addition to the committee, other participants at the meetings should include internal and external auditors, CFO, and Corporate Controller. At least once during the year, the committee will meet privately with the external auditors.

     - Chairperson will be appointed by the board of directors.

ROLES AND RESPONSIBILITIES

  Internal Control

     - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals prossess an understanding of their roles and responsibilities;

     - Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown;

     - Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and

     - Ensure that the external auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

  Financial Reporting

     - Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

     - Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

  Annual Financial Statements

     - Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members and assess whether the financial statements reflect appropriate accounting principles;

     - Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

     - Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies;

     - Meet with management and the external auditors to review the financial statements and the results of the audit;

     - Consider management's handling of proposed audit adjustments identified by the external auditors;

     - Review the MD&A and other sections of the annual report before its release and consider whether the information is adequate and consistent with members' knowledge about the company and its operations; and

     - Ensure that the external auditors communicate certain required matters to the committee.

  Interim Financial Statements

     - Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis;

     - Meet with management and, if a pre-issuance review is to be completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the committee chairperson or the entire committee);

     - To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from the internal and external auditors on whether:

        - Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

        - Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;

        - "Generally-accepted" accounting principles have been consistently applied;

        - There are any actual or proposed changes in accounting or financial reporting practices;

        - There are any significant or unusual events or transactions;

        - The company's financial and operating controls are functioning effectively;

        - The company has complied with the terms of loan agreements or security indentures;

        - The interim financial statements contain adequate and appropriate disclosures; and

     - Ensure that the external auditors communicate certain required matters to the committee.

  Compliance with Laws and Regulations

     - Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

     - Periodically obtain updates from management, general counsel, and tax director regarding compliance;

     - Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

     - Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

  Compliance with Code of Conduct

     - Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

     - Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

     - Review the program for monitoring compliance with the code of conduct;
       and

     - Periodically obtain updates from management and general counsel regarding compliance.

  Internal Audit

     - Review the activities and organizational structure of the internal audit function;

     - Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit; and

     - Review the effectiveness of the internal audit function.

  External Audit

     - Review the external auditors' proposed audit scope and approach;

     - Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors; and

     - Review and confirm the independence of the external auditors by reviewing the non-audit services provided and the auditors' assertion of their independence in accordance with professional standards.

  Other Responsibilities

     - Meet with the external auditors, internal audit, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately;

     - Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis;

     - Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements;

     - Review the policies and procedures in effect for considering officers' expenses and perquisites;

     - If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

     - Perform other oversight functions as requested by the full board; and

     - Review and update the charter; receive approval of changes from the board.

REPORTING RESPONSIBILITIES

     - Regularly update the board of directors about committee activities and make appropriate recommendations.

                                   DETACH HERE

                                      PROXY

                             INFINIUM SOFTWARE, INC.


           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 9, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Anne Marie Monk as Proxy to represent and vote all shares of stock of INFINIUM SOFTWARE, INC. (the "Corporation"), which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Corporation to be held on Friday, February 9, 2001 at 9:30 a.m. local time at The Marriott Long Wharf, 296 State Street, Boston, MA 02109 and at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement dated January 12, 2001 a copy of which has been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEES. IN HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


-------------                                                     -------------
 SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
     SIDE                                                              SIDE
------------                                                      -------------

                                   DETACH HERE

-----
        PLEASE MARK VOTE
  X     AS IN THIS EXAMPLE.
-----

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. To elect two (2) Class II directors to serve for a three-year term or until their successors are elected and qualified.

     The two Class II directors up for reelection at this year's meeting are:

     (01) Robert A. Pemberton and (02) Robert P. Schechter.


       FOR                           WITHHELD
       THE       [ ]          [ ]    FROM THE
     NOMINEES                        NOMINEES


[  ] -------------------------------------------------------------------------

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.)


                    IN HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT          [ ]

                    MARK HERE IF YOU PLAN TO ATTEND THE MEETING            [ ]

                    Please sign your name exactly as it appears on your stock certificate(s), write in the date and return this proxy as soon as possible in the enclosed envelope. If the stock is registered in more than one name, each joint owner should sign. If signing as attorney, executor, trustee, administrator or guardian, please give full title as such. Only authorized officers should sign for corporations.

Signature:                            Date:
          -------------------------         --------

Signature:                            Date:
          -------------------------         --------